EXHIBIT 99.1

Odyssey Semiconductor Appoints Mark Davidson as Chief Executive Officer

Experienced growth leader and company-builder to advance Odyssey’s novel vertical GaN business

ITHACA, N.Y., April 18, 2022 -- Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage, vertical power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced Mark Davidson joined the Company as its new chief executive officer and member of the board of directors on April 18, 2022. He succeeds Rick Brown, the Company’s co-founder, who served as interim CEO since September 2021. Mr. Brown will continue as the Company’s CTO and Board member.

Board and Management Commentary

“Mark is known for his versatility to transform businesses into highly successful operations – having spent nearly twenty years working in Silicon Valley,” said Rick Brown, co-founder, CTO, and Board member. “When I met Mark, I knew that he was the right leader for us to realize the vision we had when Odyssey was founded and that his leadership and experience will help our company achieve its full potential.”

“Mark joins Odyssey at an exciting time for the Company,” said John Edmunds, Chairman of the Board.

“Odyssey is on-track to deliver 1200 V vertical GaN FETs in 2022 for a handful of customers who have already requested engineering samples.”

“I am thrilled to be joining Odyssey at such an important time for the Company. I am excited to work closely with the Board of Directors and passionate employees as we grow and create value for our customers and shareholders,” said Mark Davidson. “The time for GaN is now, and we are confident that Odyssey’s approach with vertical GaN will be appreciated and widely adopted by the market.”

About Mark Davidson

Mr. Davidson comes to Odyssey as an experienced growth leader. Before joining Odyssey, Davidson served as the Chief Revenue Officer of DreamVu where he led commercialization and spearheaded revenue generation from scratch. He led the global sales expansion through his vast knowledge of global markets.

Prior to DreamVu, Mr. Davidson served as Chief Executive Officer of Range Networks, where he pivoted the company’s business model based on Range Networks’ technology leadership and the market opportunity. The pivot not only resulted in a surge in revenue and profitability, but it ultimately led Range Networks to be acquired by an exciting and fast-growing company.

Mark also brings enormous success and experience in the power semiconductor space. He has previously served as Intel Corporation’s (through Intel’s acquisition of Altera Corporation) Vice President/General Manager, Global Power Products Business Organization, where he directed the transformation of a start-up company into a hyper-growth enterprise. Additionally, he has served as Texas Instruments’ Regional Sales and Applications Engineering Director, National Semiconductor’s Marketing Director/Product Line Director, Visteon Corporation’s Australian Customer Liaison Engineer, and Ford Motor Company’s Product Design Engineer. He holds a Bachelor of Science, Electrical Engineering from Pennsylvania State University.

Mr. Davidson will operate from Odyssey’s Ithaca, New York facility, which is the location of the Company’s global headquarters and its wafer fabrication facility.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that is designed to allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contacts:

Darrow Associates
Jeff Christensen
(703) 297-6917
jchristensen@darrowir.com